As filed with the Securities and Exchange Commission on February 19, 1999


                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported)     February 4, 1999
                                                --------------------------------

                                 ZIFF-DAVIS INC.
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             (Exact Name of Registrant as Specified in Its Charter)


                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)


        1-9676                                            13-3987754
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(Commission File Number)                       (IRS Employer Identification No.)

  One Park Avenue, New York, New York                                 10016
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(Address of Principal Executive Offices)                            (Zip Code)

                                 (212) 503-3500
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              (Registrant's Telephone Number, Including Area Code)


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          (Former Name or Former Address, if Changed Since Last Report)


                                     Page 1
                             Exhibit Index on Page 4

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.
         ------------------------------------

         On February 4, 1999, Ziff-Davis Inc. purchased ZDTV from MAC Holdings (America) Inc. at a purchase price of $81.4 million. Ziff-Davis Inc. paid approximately $32.8 million of the purchase price in cash and paid the remainder by applying approximately $48.6 million in advances owed to it by MAC Holdings (America) Inc. through December 31, 1998. Ziff-Davis Inc. also agreed to be responsible for the funding of ZDTV during the period in 1999 prior to the purchase. The cash portion of the purchase price was funded by an advance from ZDTV to Ziff-Davis Inc., pursuant to the ZDTV cash management system, of the funds invested in ZDTV by Vulcan Programming Inc., an entity owned by Paul G. Allen, which purchased a one-third interest in ZDTV for $54 million on February 5, 1999. In connection with the acquisition of ZDTV, Ziff-Davis Inc. assumed MAC Holdings (America) Inc.'s obligations under an option granted to DirectTV to purchase 5% of ZDTV for $15 million, subject to adjustment.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
         AND EXHIBITS.
         ------------

         (a)-(b)  To be filed by amendment on or before April 20, 1999.

         (c)      See "Index to Exhibits" on Page 4.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            ZIFF-DAVIS INC.



Dated:  February 19, 1999                   By:  /s/ Timothy C. O'Brien
                                               ---------------------------------
                                               Name:  Timothy C. O'Brien
                                               Title: Chief Financial Officer

                                INDEX TO EXHIBITS


Exhibit No.    Exhibit
-----------    -------

   10.1 Bill of Sale and Assignment, dated as of February 4, 1999, between MAC Holdings (America) Inc. and ZD Inc.












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